[LOGO DECHERT PRICE & RHOADS]


                                January 28, 2000

Intersil Holding Corporation
2401 Palm Bay Road NE
Palm Bay, Florida  32905

                          Intersil Holding Corporation
                      Warrants to Purchase 5,555,560 Shares
                             of Class A Common Stock
                    5,555,560 Shares of Class A Common Stock,
                            Par Value $.01 Per Share
                    -----------------------------------------

Gentlemen and Ladies:

     We have acted as counsel for Intersil Holding Corporation, a Delaware corporation (the "Issuer"), in connection with the filing by the Issuer of a Registration Statement on Form S-1, as amended (Registration No. 333-90857) (the "Registration Statement"), with the Securities and Exchange Commission for the purpose of registering (i) 200,000 warrants (the "Warrants") to purchase an aggregate of 5,555,560 shares of Class A Common Stock, par value $.01 per share (the "Common Stock"), of the Issuer and (ii) the 5,555,560 shares of the Common Stock issuable upon the exercise of such Warrants (the "Warrant Shares") under the Securities Act of 1933, as amended (the "Act"). The Warrants were issued pursuant to a Warrant Agreement dated as of August 13, 1999 (the "Warrant Agreement") between the Issuer and United States Trust Company of New York, as warrant agent (the "Warrant Agent"), filed as Exhibit 4.01 to the Registration Statement.

     In connection with the foregoing, we have reviewed such records, documents, agreements and certificates, and examined such questions of law, as we have considered necessary or appropriate for the purpose of this opinion. In making our examination of records,

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Intersil Holding Corporation
January 28,2000
Page 2

documents, agreements and certificates, we have assumed the authenticity of the same, the correctness of the information contained therein, the genuineness of all signatures, the authority of all persons entering and maintaining records or executing documents, agreements and certificates (other than persons executing documents, agreements and certificates on behalf of the Issuer), and the conformity to authentic originals of all items submitted to us as copies (whether certified, conformed, photostatic or by other electronic means) of records, documents, agreements or certificates. In rendering our opinion we have relied as to factual matters upon certificates of public officials and certificates and representations of officers of the Issuer.

     We have assumed that the Warrant Agreement has been duly authorized, executed and delivered by the Warrant Agent and that the Warrants have been duly countersigned by the Warrant Agent. In addition, we have assumed that there will be no changes in applicable law between the date of this opinion and the date of issuance and sale of the Warrant Shares.

     Based upon the foregoing and having regard for such legal considerations as we deem relevant, we are of the opinion that (i) the Warrants have been duly authorized by the Issuer, (ii) the Warrants are the valid and binding obligations of the Issuer, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and similar laws affecting creditors' rights and remedies generally and general principles of equity, and (iii) the Warrant Shares have been duly authorized and, when issued and paid for upon the exercise of the Warrants in accordance with the terms of the Warrant Agreement, will be legally issued, fully paid and non-assessable.

     This opinion is rendered to the Issuer in connection with the filing of the Registration Statement and for no other purpose. We express no opinion as to the laws of any jurisdiction other than the laws of the United States of America and the State of New York and, to the extent necessary to render the opinions set forth herein, the General Corporation Law of the State of Delaware.

     We hereby consent to the filing of this opinion as Exhibit 5.01 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus which is included in the Registration Statement. In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required by the Act or the rules and regulations promulgated thereunder.

                                            Very truly yours,


                                            /s/ Dechert Price & Rhoads
                                            -----------------------------------
                                            Dechert Price & Rhoads